UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2024

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S Ashley Dr, Suite 100

Tampa, FL 33602

(Address of Principal Executive Offices)

(844) 472-9679

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section I 2(b) of the- Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

Resignation of Directors

On October 31, 2024, Alton Irby and Steven Horowitz, resigned from the Board of Directors and from their positions as members of the Audit, Compensation and Nominating and Corporate Committees of SCWorx Corp (the “Company”).

Appointment of New Directors

On October 31, 2024, Michael Burke and Troy Kirchenbauer were appointed to the Board of Directors of SCWorx, Corp., a Delaware corporation. Each of Messrs. Burke and Kirchenbauer constitute “independent directors” within the meaning of applicable rules of the Nasdaq Stock Market. Each of them was also appointed to serve on the Audit, Compensation and Nominating Committees of the Board of directors. Mr. Burke was appointed Chairman of the Audit Committee and Mr. Kirchenbauer was appointed Chairman of the Compensation Committee. Mr Kirchenbauer was appointed Chairman of the board, to serve in such capacity until the next annual meeting of shareholders.

After giving effect to the foregoing appointments, the composition of each Committee of the Board of Directors is as follows:

Audit Committee:

Michael Burke

Vincent Matozzo

Troy Kirchenbauer

Compensation Committee:

Troy Kirchenbauer

Michael Burke

Vincent Matozzo

Nominating and Corporate Governance Committee:

Vincent Matozzo

Michael Burke

Troy Kirchenbauer

Compensation for each of Messrs. Burke and Kirchenbauer is to be determined at a later time.

Michael Burke

Mr. Burke was formerly the Executive Vice President and CFO of Prisma Health from 2018-2022. Prior to Prisma Health Mr. Burke served as CFO of NYU Langone Medical Center from December 2008 to July 2018 and formerly served as CFO to Tufts New England Medical Center from 2004 to 2008. His experience with disaster recovery, large financial system integration projects, and mergers and acquisitions at each institution provides valuable insights to clients as they manage in this ever-changing healthcare environment.

Prior to Tufts, Mr. Burke worked as the Chief Financial Officer of Duke University Hospital and was also a Senior Manager at KPMG. Mr. Burke graduated from St. John Fisher University with a BS, Accounting.

Troy Kirchenbauer

Mr. Kirchenbauer is a seasoned executive with over two decades of experience driving digital transformation, product innovation, and data-driven decision-making in the healthcare industry. Throughout his career, he has been at the forefront of creating technology solutions that address complex challenges in supply chain management, business intelligence, and advanced analytics.

As Senior Vice President of Digital Supply Chain at Vizient, Mr. Kirchenbauer was instrumental in the development of a digital ecosystem designed to enhance supply chain automation and provide advanced analytics solutions. His leadership played a pivotal role in managing over $230 billion in healthcare supply spend, consolidating disparate data systems, and building e-commerce platforms that significantly improved operational efficiency for healthcare organizations. Mr. Kirchenbauer’s work at Aptitude, where he built a cutting-edge B2B marketplace, further showcases his capability in using data and analytics to drive substantial business growth, delivering over $50 million in new revenue within a few years.

Mr. Kirchenbauer has a deep understanding of the nuances in healthcare supply chains and expertise in building data management systems and analytics platforms. His commitment to leveraging data for business transformation makes him an ideal leader for organizations focused on delivering innovative analytics solutions that empower healthcare providers to make smarter, data-driven decisions.

Mr. Kirchenbauer graduated from Texas A&M University and has an MBA from the University of Dallas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

By:	/s/ Timothy Hannibal
Timothy Hannibal
CEO

Dated: November 4, 2024

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